Exhibit 99.1

FOR IMMEDIATE RELEASE:

American Midstream Appoints Donald R. Kendall, Jr.
to the Board of Directors of its General Partner

DENVER, CO - July 15, 2013 - American Midstream Partners, LP (NYSE: AMID), today announced the appointment of Donald R. Kendall, Jr. to the board of directors of its general partner effective July 15, 2013. Mr. Kendall will serve as an independent director and as a member of the Audit Committee. Mr. Kendall is currently Managing Director and Chief Executive Officer of Kenmont Capital Partners, LP, an investment management firm based in Houston specializing in alternative investments and private equity. Prior to joining Kenmont, Mr. Kendall was a Portfolio Manager for Carlson Capital, L.P., President of Cogen Technologies Capital Company, L.P., Chairman and Chief Executive Officer of Palmetto Partners, Ltd., and a Managing Director in the project finance and leasing group at Credit Suisse First Boston.

Concurrent with the appointment of Mr. Kendall, Donald H. Anderson resigned as a member of the board of directors and the Audit Committee.

"We are excited to have Don Kendall join the board of directors of our general partner and our Audit Committee," said Steve Bergstrom, Executive Chairman, President and CEO of American Midstream. "Don has more than three decades of diverse financial and business development experience in the finance and energy industries and will provide significant value to our partnership as we continue to pursue opportunities to grow our business. We would also like to thank Don Anderson for his contributions to American Midstream. We appreciate his valuable insight and leadership, and we wish him well in his many endeavors."

Mr. Kendall also serves as a director of SolarCity, Stream Energy, and Tangent Energy Solutions. In addition, Mr. Kendall serves in various capacities at not-for-profit organizations, including The Jane Goodall Institute, The Houston Zoo Conservation Committee, and Earthwatch International. He also is on the Board of Overseers of the Amos Tuck School of Business Administration at Dartmouth College. Mr. Kendall received a B.A. degree from Hamilton College and an M.B.A. with high honors from The Amos Tuck School of Business Administration. He was a Tuck Scholar and a recipient of the W. M. Bollenbach, Jr. Fellowship.

About American Midstream Partners
Denver-based American Midstream Partners, LP is a growth-oriented limited partnership formed to own, operate, develop and acquire a diversified portfolio of natural gas midstream energy assets. The company provides midstream services in the Gulf Coast and Southeast regions of the United States. For more information about American Midstream Partners, LP visit www.AmericanMidstream.com.

Forward Looking Statements
This press release includes forward-looking statements. These statements relate to, among other things, projections of operational volumetrics and improvements, growth projects, cash flows and capital expenditures. We have used the words "anticipate,” "believe," "could," "estimate," "expect," "intend," "may," "plan," "predict," "project," "should," "will," "potential," and similar terms and phrases to identify forward-looking statements in this press release. Although we believe the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Actual results and trends in the future may differ materially from those suggested or implied by the forward-looking statements depending on a variety of factors which are described in greater detail in our filings with the SEC. Please see our Risk Factor disclosures included in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 filed on May 14, 2013. All future written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the previous statements. We undertake no obligation to update any information contained herein or to publicly release the results of any revisions to any forward-looking statements that may be made to reflect events or circumstances that occur, or that we become aware of, after the date of this press release.